Exhibit 99.1

August 2, 2017

Gardner Denver Reports Strong Second Quarter 2017 Results

•	Revenues of $579.1 million, up 25% versus prior year
•
Reported net loss of $146.3 million, which includes $226.7 million of pre-tax expenses for stock-based compensation (non-cash), loss on extinguishment of debt, and other fees related to the initial public offering

•	Adjusted EBITDA of $132.1 million, up 53% versus the prior year, with adjusted EBITDA margin of 22.8%, an improvement of 410 basis points versus prior year
•	Adjusted earnings per share of $0.24 up 41% versus prior year
•
Introducing 2017 guidance of adjusted EBITDA between $510 million and $530 million, reflecting our strong first half performance, our confidence in commercial and operational execution and the continued improvement in end market demand

Milwaukee, WI (August 2, 2017) -- Gardner Denver Holdings, Inc. (NYSE: GDI) announced today second quarter revenues of $579.1 million, up 25% versus prior year and a 27% increase excluding the impact of foreign exchange (“FX”).

Net loss in the quarter of $146.3 million resulted in an earnings per share loss (“EPS”) of $0.83, based on share count of 176.9 million.  Adjusted net income of $43.7 million, up 69% versus prior year, resulted in adjusted diluted EPS of $0.24, based on share count of 182.2 million.  Adjusted EBITDA was $132.1 million, up 53% versus prior year.  Adjusted EBITDA as a percentage of revenues expanded 410 basis points to 22.8% as compared to 18.7% in the prior year.

In the second quarter, Gardner Denver generated $22.6 million of cash flow from operating activities and invested $10.4 million in capital expenditures, resulting in free cash flow of $12.2 million.  Second quarter net debt to adjusted EBITDA leverage improved to 3.8x from 7.3x as compared to the same period in the prior year, and improved from 6.3x as compared to the first quarter of 2017.  The leverage improvement was primarily driven by the use of proceeds from the initial public offering and improved adjusted EBITDA performance over the past year.

Gardner Denver’s Chief Executive Officer, Vicente Reynal, said, “I am very pleased with our performance in our first quarter as a public company, and the execution of our value creation strategy. We are focused on deploying and building talent across the organization, expanding margins across each of our segments, and accelerating profitable growth, all driven by effectively allocating capital.”

Reynal further stated, “We demonstrated strong operating leverage in the quarter as adjusted EBITDA margins expanded over 400 basis points to 22.8% with all three segments showing meaningful expansion versus the prior year. Our strong cash flow enabled us to continue to reinvest in the business through strategic capital expenditures and acquire the LeROI Compressors business. Looking ahead, we see solid demand momentum for industrial air compression technology in the Americas and Europe coupled with strength in upstream and downstream energy.”

Industrials
Second quarter 2017 performance:
-	Revenues of $282.8 million, up 1% versus prior year, and up 2% excluding the impact of FX
-	Segment adjusted EBITDA of $63.4 million, up 16% from $54.6 million in the prior year
-	Segment adjusted EBITDA margin of 22.4%, up 300 basis points from 19.4% in the prior year

Energy
Second quarter 2017 performance:
-	Revenues of $239.5 million, up 94% versus prior year, and up 95% excluding the impact of FX
-	Segment adjusted EBITDA of $62.2 million, up 154% from $24.5 million in the prior year
-	Segment adjusted EBITDA margin of 26.0%, up 620 basis points from 19.8% in the prior year

Medical
Second quarter 2017 performance:
-	Revenues of $56.8 million, down 2% versus prior year, and roughly flat excluding the impact of FX
-	Segment adjusted EBITDA of $15.4 million, up 11% from $13.9 million in the prior year
-	Segment adjusted EBITDA margin of 27.1%, up 300 basis points from 24.1% in the prior year

Outlook and Guidance
We expect full year 2017 adjusted EBITDA between $510 and $530 million.  This reflects our strong first half performance, our confidence in commercial and operational execution and the continued improvement in end market demand.

Conference Call

Gardner Denver will broadcast a conference call to discuss results for the second quarter of 2017 on Thursday, August 3, 2017 at 8:00 a.m. Eastern time (7:00 a.m. Central time) through a live webcast. This free webcast will be available in listen-only mode and can be accessed, for up to ninety days following the call, through the Investors section on the Gardner Denver website.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the "Outlook and Guidance" section of this press release. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including macroeconomic factors beyond the Company’s control, risks of doing business outside the United States, the Company’s dependence on the level of activity in the energy industry, potential governmental regulations restricting the use of hydraulic fracturing, raw material costs and availability, the risk of a loss or reduction of business with key customers or consolidation or the vertical integration of the Company’s customer base, loss of or disruption in the Company’s distribution network, the risk that ongoing and expected restructuring plans may not be as effective as the Company anticipates, and the Company’s substantial indebtedness. Additional factors that could cause Gardner Denver’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Risk Factors" in our prospectus dated May 11, 2017, filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b) of the Securities Act on May 15, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Gardner Denver

Gardner Denver (NYSE: GDI) is a leading global provider of mission-critical flow control and compression equipment and associated aftermarket parts, consumables and services, which it sells across multiple attractive end-markets within the industrial, energy and medical industries. Its broad and complete range of compressor, pump, vacuum and blower products and services, along with its application expertise and over 155 years of engineering heritage, allows Gardner Denver to provide differentiated product and service offerings for its customers' specific uses. Gardner Denver supports its customers through its global geographic footprint of 37 key manufacturing facilities, more than 30 complementary service and repair centers across six continents, and approximately 6,100 employees world-wide.

Gardner Denver uses its website www.gardnerdenver.com as a channel of distribution of Company information. Financial and other important information regarding the Company is routinely accessible through and posted on its website. Accordingly, investors should monitor Gardner Denver’s website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about Gardner Denver when you enroll your e-mail address by visiting the “Email Alerts” section of Gardner Denver’s website at http://investors.gardnerdenver.com.

Contact

Gardner Denver Holdings, Inc.
Investor Relations Contact
Vikram Kini
(414) 212-4753
vikram.kini@gardnerdenver.com

Non-U.S. GAAP Measures of Financial Performance

In addition to consolidated GAAP financial measures, Gardner Denver reviews various non-GAAP financial measures, including “Adjusted EBITDA,” “Adjusted Net Income,” “Adjusted Diluted EPS” and “Free Cash Flow.”

Gardner Denver believes Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items whose fluctuation from period to period do not necessarily correspond to changes in the operations of Gardner Denver’s business. Adjusted EBITDA represents net loss before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted Net Income is defined as net loss including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions.  Gardner Denver believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future. Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Diluted Average Shares Outstanding.

Gardner Denver uses Free Cash Flow to review the liquidity of its operations. Gardner Denver measures Free Cash Flow as cash flows from operating activities less capital expenditures. Gardner Denver believes Free Cash Flow is a useful supplemental financial measure for management and investors in assessing the Company’s ability to pursue business opportunities and investments and to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.

Management and Gardner Denver’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Gardner Denver believes that Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.

Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow should not be considered as alternatives to net loss, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Gardner Denver’s results as reported under GAAP.

Reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.

Reconciliations of non-GAAP measures related to full year 2017 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS AND LOSS PER SHARE TO ADJUSTED NET INCOME AND ADJUSTED
EARNINGS PER SHARE
(Dollars in millions, except per share amounts)
(Unaudited)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2017	2016	2017	2016
Net Loss	$(146.3)	$(4.1)	$(153.2)	$(14.0)
Basic and Diluted Loss Per Share (As Reported)[1]	$(0.83)	$(0.03)	$(0.94)	$(0.09)
Plus:
Benefit for income taxes	(43.9)	(10.9)	(45.6)	(24.1)
Amortization of acquisition related intangible assets	27.2	27.8	53.0	55.6
Impairment of goodwill and other intangible assets	-	1.5	-	1.5
Sponsor fees and expenses	16.2	1.0	17.3	2.0
Restructuring and related business transformation costs	5.6	18.7	14.2	28.0
Acquisition related expenses and non-cash charges	1.2	0.8	1.9	1.6
Environmental remediation loss reserve	(0.1)	-	0.9	-
Expenses related to initial public offering	3.9	-	6.5	-
Stock-based compensation	156.2	-	156.2	-
Loss on extinguishment of debt	50.4	-	50.4	-
Other adjustments	5.6	(5.8)	6.8	(1.4)
Minus:
Income tax provision, as adjusted	32.3	3.1	44.5	5.3
Adjusted Net Income	$43.7	$25.9	$63.9	$43.9
Adjusted Basic Earnings Per Share	$0.25	$0.17	$0.39	$0.29
Adjusted Diluted Earnings Per Share[2]	$0.24	$0.17	$0.38	$0.29

Average shares outstanding:
Basic and diluted, as reported	176.9	150.5	162.8	149.6
Incremental diluted shares (treasury stock method)[2]	5.3	2.3	3.7	2.3
Adjusted diluted[2]	182.2	152.8	166.5	151.9

[1]	Due to net losses for all periods shown, basic and diluted loss per share are the same.
[2]	Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED NET INCOME AND CASH FLOWS -
OPERATING ACTIVITIES TO FREE CASH FLOW
(Dollars in millions)
(Unaudited)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2017	2016	2017	2016
Net Loss	$(146.3)	$(4.1)	$(153.2)	$(14.0)
Plus:
Interest expense	39.5	42.7	85.3	85.8
Benefit for income taxes	(43.9)	(10.9)	(45.6)	(24.1)
Depreciation expense	13.3	12.2	25.4	23.9
Amortization expense	30.5	30.5	58.1	60.1
Impairment of goodwill and other intangible assets	-	1.5	-	1.5
Sponsor fees and expenses	16.2	1.0	17.3	2.0
Restructuring and related business transformation costs	5.6	18.7	14.2	28.0
Acquisition related expenses and non-cash charges	1.2	0.8	1.9	1.6
Environmental remediation loss reserve	(0.1)	-	0.9	-
Expenses related to initial public offering	3.9	-	6.5	-
Stock-based compensation	156.2	-	156.2	-
Loss on extinguishment of debt	50.4	-	50.4	-
Other adjustments	5.6	(5.8)	6.8	(1.4)
Adjusted EBITDA	$132.1	$86.6	$224.2	$163.4
Minus:
Interest expense	39.5	42.7	85.3	85.8
Income tax provision, as adjusted	32.3	3.1	44.5	5.3
Depreciation expense	13.3	12.2	25.4	23.9
Amortization of non-acquisition related intangible assets	3.3	2.7	5.1	4.5
Adjusted Net Income	$43.7	$25.9	$63.9	$43.9
Free Cash Flow
Cash flows - operating activities	22.6	38.3	20.0	69.0
Minus:
Capital expenditures	10.4	15.4	26.8	26.0
Free Cash Flow	$12.2	$22.9	$(6.8)	$43.0

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT ADJUSTED EBITDA TO LOSS BEFORE INCOME TAXES
(Dollars in millions)
(Unaudited)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2017	2016	2017	2016

Revenue
Industrials	$282.8	$280.8	$530.8	$537.9
Energy	239.5	123.5	417.7	248.0
Medical	56.8	57.7	112.3	113.1
Total Revenue	$579.1	$462.0	$1,060.8	$899.0
Segment Adjusted EBITDA
Industrials	$63.4	$54.6	$110.6	$100.6
Energy	62.2	24.5	100.6	48.2
Medical	15.4	13.9	30.1	28.2
Total Segment Adjusted EBITDA	$141.0	$93.0	$241.3	$177.0
Less items to reconcile Segment Adjusted EBITDA to
Loss Before Income Taxes:
Corporate expenses not allocated to segments	$8.9	$6.4	$17.1	$13.6
Interest expense	39.5	42.7	85.3	85.8
Depreciation and amortization expense	43.8	42.7	83.5	84.0
Impairment of goodwill and other intangible assets	-	1.5	-	1.5
Sponsor fees and expenses	16.2	1.0	17.3	2.0
Restructuring and related business transformation costs	5.6	18.7	14.2	28.0
Acquisition related expenses and non-cash charges	1.2	0.8	1.9	1.6
Environmental remediation loss reserve	(0.1)	-	0.9	-
Expenses related to initial public offering	3.9	-	6.5	-
Stock-based compensation	156.2	-	156.2	-
Loss on extinguishment of debt	50.4	-	50.4	-
Other adjustments	5.6	(5.8)	6.8	(1.4)
Loss Before Income Taxes	$(190.2)	$(15.0)	$(198.8)	$(38.1)

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
OVERVIEW OF BASIC AND DILUTED SHARE COUNT
(Dollars in millions, except per share amounts)
(Unaudited)

	For the Three Month Period Ended June 30, 2017	For the Six Month Period Ended June 30, 2017	Total Year 2017 Estimate[2]
Average shares outstanding:
Basic and diluted, as reported	176.9	162.8	182.2
Incremental diluted shares (treasury stock method)	5.3	3.7	5.7
Adjusted diluted[1]	182.2	166.5	187.9

[1]	Adjusted diluted share count assumes dilution of existing awards as of 6/30/2017 as if the company was in a positive net income position
[2]	Total year 2017 share counts represent the full year weighted average shares outstanding using H1’17 actuals and H2’17 forecast based on shares outstanding and share price as of 6/30/2017

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts)
(Unaudited)

	For the Three Month Period Ended June 30,		For the Six Month Period Ended June 30,
	2017	2016	2017	2016

Revenues	$579.1	$462.0	$1,060.8	$899.0
Cost of sales	363.2	290.5	670.3	568.7
Gross Profit	215.9	171.5	390.5	330.3
Selling and administrative expenses	125.6	106.4	228.1	209.4
Amortization of intangible assets	30.5	30.5	58.1	60.1
Impairment of other intangible assets	-	1.5	-	1.5
Other operating expense, net	161.4	7.1	169.3	13.7
Operating (Loss) Income	(101.6)	26.0	(65.0)	45.6
Interest expense	39.5	42.7	85.3	85.8
Loss on extinguishment of debt	50.4	-	50.4	-
Other income, net	(1.3)	(1.7)	(1.9)	(2.1)
Loss Before Income Taxes	(190.2)	(15.0)	(198.8)	(38.1)
Benefit for income taxes	(43.9)	(10.9)	(45.6)	(24.1)
Net Loss	(146.3)	(4.1)	(153.2)	(14.0)
Less: Net (loss) income attributable to noncontrolling interests	-	(0.2)	0.1	(0.5)
Net Loss Attributable to Gardner Denver Holdings, Inc.	$(146.3)	$(3.9)	$(153.3)	$(13.5)
Basic and diluted loss per share	$(0.83)	$(0.03)	$(0.94)	$(0.09)

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions, except share and per share amounts)
(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$245.7	$255.8
Accounts receivable, net of allowance for doubtful accounts of $19.7 and $18.7, respectively	475.2	441.6
Inventories	485.8	443.9
Other current assets	59.8	47.2
Total current assets	1,266.5	1,188.5
Property, plant and equipment, net of accumulated depreciation of $172.9 and $146.1, respectively	356.2	358.4
Goodwill	1,200.1	1,154.7
Other intangible assets, net	1,459.8	1,469.9
Deferred tax assets	0.9	1.4
Other assets	139.4	143.1
Total assets	$4,422.9	$4,316.0
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$5.9	$24.5
Accounts payable	246.4	214.9
Accrued liabilities	248.4	258.5
Total current liabilities	500.7	497.9
Long-term debt, less current maturities	1,976.6	2,753.8
Pensions and other postretirement benefits	129.5	122.7
Deferred income taxes	420.2	487.6
Other liabilities	186.9	182.2
Total liabilities	3,213.9	4,044.2
Commitments and contingencies (Note 14)
Stockholders' equity:
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 198,074,360 and 150,552,360 shares issued at June 30, 2017 and December 31, 2016, respectively	2.0	1.5
Capital in excess of par value	2,260.2	1,222.4
Accumulated deficit	(749.5)	(596.2)
Accumulated other comprehensive loss	(281.7)	(342.4)
Treasury stock at cost; 2,120,112 and 1,897,454 shares at June 30, 2017 and December 31, 2016, respectively	(22.0)	(19.4)
Total Gardner Denver Holdings, Inc. stockholders' equity	1,209.0	265.9
Noncontrolling interests	-	5.9
Total stockholders' equity	1,209.0	271.8
Total liabilities and stockholders' equity	$4,422.9	$4,316.0

GARDNER DENVER HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	For the Six Month Period Ended June 30,	For the Six Month Period Ended June 30,
	2017	2016

Cash Flows From Operating Activities:
Net loss	$(153.2)	$(14.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangible assets	58.1	60.1
Depreciation in cost of sales	21.3	20.2
Depreciation in selling and administrative expenses	4.1	3.7
Impairment of other intangible assets	-	1.5
Stock-based compensation expense	156.2	-
Foreign currency transaction losses (gains), net	4.7	(3.0)
Net loss (gain) on asset dispositions	2.5	(0.1)
Loss on extinguishment of debt	50.4	-
Deferred income taxes	(60.1)	(12.0)
Changes in assets and liabilities:
Receivables	(16.0)	16.6
Inventories	(21.4)	(17.0)
Accounts payable	21.8	4.3
Accrued liabilities	(37.6)	12.1
Other assets and liabilities, net	(10.8)	(3.4)
Net cash provided by operating activities	20.0	69.0
Cash Flows From Investing Activities:
Capital expenditures	(26.8)	(26.0)
Net cash paid in business combinations	(18.8)	-
Disposals of property, plant and equipment	5.0	0.2
Net cash used in investing activities	(40.6)	(25.8)
Cash Flows From Financing Activities:
Principal payments on long-term debt	(859.4)	(13.9)
Premium paid on extinguishment of senior notes	(29.7)	-
Proceeds from long-term debt	-	1.0
Proceeds from the issuance of common stock, net of share issuance costs	897.3	2.9
Purchase of treasury stock	(2.6)	(10.6)
Purchase of shares from noncontrolling interests	(4.7)	-
Payments of debt issuance costs	(0.3)	(1.1)
Other	0.2	(0.8)
Net cash provided by (used in) financing activities	0.8	(22.5)
Effect of exchange rate changes on cash and cash equivalents	9.7	(2.6)
Net (decrease) increase in cash and cash equivalents	(10.1)	18.1
Cash and cash equivalents, beginning of period	255.8	228.3
Cash and cash equivalents, end of period	$245.7	$246.4